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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2003, except for Notes 2 and 19, as to which date is February 26, 2003, relating to the financial statements, which appears in UbiquiTel Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 22, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS